Exhibit 10.15

AINA LE’A, INC.

2,000,000 Shares of Common Stock

$0.001 par value per share

SELECTED DEALER AGREEMENT

                     , 2015

Ladies and Gentlemen:

The undersigned, Newbridge Securities Corporation (the “Placement Agent”), has entered into a Placement Agency Agreement dated July 8, 2015, (the “Placement Agency Agreement”) with Aina Le’a, Inc. a Delaware corporation (the “Company”) pursuant to which the Company has engaged the Placement Agent to use its best efforts to solicit offers for the purchase of up to an aggregate of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from investors (collectively, the “Investors”) in an initial public offering (the “Offering”). The Offering will be conducted on a “best-efforts” 1,250,000 Share ($17,187,500) minimum basis (the “Minimum Amount”); and on a 2,000,000 Share ($27,500,000) maximum basis (the “Maximum Amount”). The Shares are registered for sale pursuant to and the terms of the Offering are set forth in the Company’s Post-Effective Amendment No. 1 (“PEA 1”) to the Company’s Registration Statement on Form S-1 (Registration No.: 333-201722), which was filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and such Registration Statement, as amended by PEA 1, in the form in which it was declared by the Commission on                  , 2015, is referred to herein as the “Registration Statement”, and the final prospectus included therein, is referred to herein as the “Prospectus.” Defined terms used but not otherwise defined in this Agreement have the same meanings set forth in the Placement Agency Agreement.

By entering into this Agreement, you will become one of the registered broker dealers assisting in the Offering referred to in Section 1(ii) of the Placement Agency Agreement (a “Selected Dealer”). Further, by your acceptance of this Agreement you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to find purchasers for the Shares. You hereby confirm that you are a member in good standing of the Financial Industry Regulatory Authority (“FINRA”).

1. Agreement to Act as a Selected Dealer. Selected Dealer hereby agrees to solicit, as an independent contractor and not as the agent of the Placement Agent or of the Company (or any of their respective affiliates), persons acceptable to the Company to purchase the Shares pursuant to the subscription agreement in the form attached as an exhibit to the Registration Statement (the “Subscription Agreement”) and in accordance with the terms of the Prospectus and the Subscription Agreement. Selected Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Selected Dealer an employee, agent, representative or partner of the Placement Agent or the Company, and Selected Dealer is not authorized to act for the Placement Agent or the Company or to make any representations on their behalf except as expressly set forth in the Prospectus and such other authorized sales materials furnished to Selected Dealer by the Placement Agent, provided that the use of such authorized sales materials has been approved for use in advance by the Company and all appropriate regulatory agencies.

2. Submission of Orders

(a) Each person desiring to purchase Shares in the Offering will be required to (i) execute and deliver to the Escrow Agent (as defined below) a fully completed Subscription Agreement; and (ii) transmit the full amount of the purchase price of the Shares subscribed for, in accordance with the instructions set forth in the Subscription Agreement, to the escrow account (the “Escrow Account”), established pursuant to an escrow agreement (the “Escrow Agreement”) by and among Signature Bank, S.A., the escrow agent for the Offering (the “Escrow Agent”), the Company and the Placement Agent.

(b) In the event that any Subscription Agreements and/or funds with respect to any Subscription Agreement are delivered to the Selected Dealer, the Selected Dealer shall, promptly forward, by no later than noon of the next Business Day after receipt, such Subscription Agreement(s) and/or subscription funds/checks to the Escrow Agent. No Subscription Agreement shall be effective unless and until accepted by the Company.

3. Payment.

(a) Following each closing of the Offering (each a “Closing”, and collectively, the “Closings”), the Placement Agent shall pay to Selected Dealer out of the Placement Fee received from the Company a fee (the “Selling Fee”) equal to 70% of the Placement Fee permitted by FINRA, resulting from any Shares sold to Investors by Selected Dealer.

(b) Selected Dealer acknowledges and agrees that no Closing shall occur and/or commissions, payments or amounts whatsoever paid to the Selected Dealer unless or until the Company has satisfied the Minimum Offering requirements and the gross proceeds of the Shares sold are disbursed to the Company pursuant to the Escrow Agreement. If the Minimum Offering requirement is not satisfied, investments will be returned to the Investors in accordance with the Prospectus.

(c) The parties hereto agree that the foregoing Selling Fee and Placement Fee are not in excess of the usual and customary fees for transactions similar to the Offering, that Selected Dealer’s interest in the Offering is limited to such Selling Fee and to Selected Dealer’s indemnity by the Company referred to in Section 8 of the Placement Agency Agreement and that the Company is not liable or responsible for the direct payment of any Selling Fees.

(d) All expenses incurred by Selected Dealer in the performance of Selected Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at Selected Dealer’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

(e) Selected Dealer acknowledges that if the Company pays the full Placement Fee to the Placement Agent, the Company is relieved of any obligation for paying any Selling Fee to the Selected Dealer.

4. Representations and Warranties. Selected Dealer represents and warrants to Placement Agent as follows:

(a) Selected Dealer (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) is a member in good standing of FINRA; (iii) maintains net capital as required pursuant to Rule 15c3-1 promulgated under the Exchange Act; (iv) is qualified to act as a broker-dealer in the states or other jurisdictions in which Selected Dealer offers the Shares; (v) will maintain such registrations, qualifications, and memberships throughout the term of this

Agreement; and (vi) is authorized in its membership agreement with FINRA to act as a Selected Dealer in best-efforts mini/maxi public offerings such as the Offering.

(b) Neither Selected Dealer, nor any of its officers, directors, affiliates or registered representatives (collectively “Related Persons”), has any association or affiliation with any officer or director of the Company, any beneficial owner of five percent (5%) or more of any class of the Company’s securities, or any beneficial owner of the Company’s unregistered securities that were acquired during the 180 day period immediately preceding the required filing date of this offering, as described in FINRA Corporate Finance Rule 5110(b)(6)(iii).

(c) Neither Selected Dealer nor any Related Person has made a loan or extended credit to the Company. Neither Selected Dealer nor any Related Persons will or have acquired any of the Company’s securities during the 180-day period preceding the required filing date of the Offering through the 90-day period following the final Closing of the Offering (“Review Period”). Except for the Selling Fee, no portion of the offering proceeds has or will be directed to Selected Dealer or a Related Person.

(d) Neither Selected Dealer nor any Related Person participating in the Offering, or any Related Person who has been or will be paid, directly or indirectly, remuneration for solicitation of purchasers in the Offering, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of the Securities Act or disclosures described in Rule 506(e) under the Securities Act. Selected Dealer covenants and agrees to notify Placement Agent immediately in writing if it and/or any of the foregoing persons become subject to the foregoing “bad actor” disqualification or disclosure provisions.

(e) Selected Dealer further represents, by its participation in the Offering, that it has provided to the Placement Agent all documents and other information required to be filed with respect to the Selected Dealer, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of FINRA’s interpretation with respect to FINRA’S Corporate Finance Rule relating to the Offering.

(f) Selected Dealer has not provided and it is not reasonably contemplated that the Selected Dealer will provide any financing, investment and/or advisory services (or any similar type services) to the Company during the Review Period. In the event that the Selected Dealer and the Company enter into any agreement to provide such services or any other agreement during the Review Period, the Selected Dealer will notify the Placement Agent in writing immediately.

(g) Except as disclosed in Schedule 4(g), the Selected Dealer and the Company have not entered into any agreements during the Review Period including, but not limited to, any engagement agreement, letter of intent advisory services agreement.

5. Covenants.

(a) In connection with the offering and sale of the Shares, Selected Dealer covenants and agrees to comply with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Selected Dealer confirms that it is familiar with (i) Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (ii) Rule 15c2-4 under the Exchange Act, (iii) Rule 15c6-1 under the Exchange Act, and (iv) FINRA Rule 5130 relating to restrictions on the purchase and sale of initial equity public offerings, and confirms that it has complied with and will comply with said rules and interpretations. Selected Dealer confirms also that it is familiar with Release No. 4968 of the Securities and Exchange Commission (the “SEC”), under the Securities Act and that Selected Dealer has complied and will comply with the requirements therein relating to the distribution of copies of the preliminary prospectus relating to the Shares.

(b) Prior to participating in the Offering, Selected Dealer will have conducted an inquiry such that Selected Dealer has reasonable grounds to believe, based on information made available to Selected Dealer by the Placement Agent and/or the Company through the Prospectus, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating an investment in the Company and the Shares. Selected Dealer agrees not to rely upon the efforts of the Placement Agent in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws or FINRA. Selected Dealer further agrees to conduct its own investigation to make that determination independent of the efforts of the Placement Agent.

(c) Selected Dealer agrees to retain in its records and make available to the Placement Agent and to the Company for a period of at least six (6) years following the termination of the Offering, or such period of time as may be required by the Commission, any state securities commission, FINRA or the Company, whichever is later, information establishing that each investor who purchases the Shares solicited by Selected Dealer is within the permitted class of investors under the requirements of the jurisdiction in which such purchaser is a resident and the suitability standards set forth in the Prospectus and the Subscription Agreement.

(d) Selected Dealer agrees that, prior to accepting a subscription for the Shares, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the Shares, as appropriate, during the term of the investment but shall not, in any event, make any representation on behalf of the Company except as set forth in the Prospectus and any Authorized Sales Materials.

(e) The Selected Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.

(f) Upon request, Selected Dealer will be informed as to the states and other jurisdictions in which, and limitations, if any, pursuant to which, Placement Agent has been advised that the Shares are qualified for sale under the respective securities or blue sky laws of such states and other jurisdictions, but Placement Agent do not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Shares in any state or other jurisdiction or as to the eligibility of the Shares for sale therein or to any particular prospective purchaser herein. Selected Dealer agrees that it will not offer or sell the Shares in any state or jurisdiction or to any purchaser in which or to whom the Shares are not eligible to be sold. Selected Dealer agrees that it will not offer or sell the Shares in any state or jurisdiction except the states in which Selected Dealer are licensed as a broker-dealer under the laws of such state. Selected Dealer agrees that Selected Dealer will notify Placement Agent promptly of any states in which Selected Dealer would desire to sell the Shares.

6. Right to Reject Orders or Cancel Sales. All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement and the required payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefore. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Selected Dealer agrees to return to the Placement Agent any selling commissions theretofore paid with respect to such order.

7. Prospectus. Selected Dealer is not authorized or permitted to give or provide, and will not give or provide any information or make any representation concerning the Shares except as set forth in the Prospectus. The Placement Agent will supply Selected Dealer with reasonable quantities of the Prospectus for delivery to investors, and Selected Dealer will deliver a copy of the Prospectus to Investors as required by the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder. Selected Dealer agrees that it will not (i) show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Placement Agent and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares to members of the public or (ii) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Selected Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Placement Agent bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. Selected Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings that have not been previously approved by the Placement Agent other than the Prospectus. Selected Dealer agrees, if the Placement Agent so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Selected Dealer will deliver a Prospectus in transactions with respect to the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act or the rules and regulations promulgated thereunder.

8. License and Association Membership. Selected Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Placement Agent that Selected Dealer is duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, duly licensed or registered by the regulatory authorities in the jurisdictions in which Selected Dealer offers and sells Shares pursuant to the Offering and/or otherwise is not permitted to act as a Selected Dealer in the Offering that Selected Dealer is a member in good standing of FINRA and Selected Dealer’s Membership Agreement with FINRA authorizes it to act as a selected dealer in best-efforts mini/maxi public offering similar to the Offering. This Agreement shall automatically terminate if Selected Dealer ceases to be a member in good standing of FINRA. Selected Dealer agrees to notify the Placement Agent immediately if Selected Dealer ceases to be a member in good standing of FINRA and/or otherwise is not permitted to act as a Selected Dealer in the Offering.

9. Anti-Money Laundering Compliance Programs. Selected Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Placement Agent that Selected Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. Selected Dealer’s acceptance of this Agreement also constitutes a representation to the Company and the

Placement Agent that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act. Selected Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Company or Placement Agent, provide a certification to the Company that, as of the date of such certification (a) its AML program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act. Further, Selected Dealer agrees, upon receipt of an “information request” issued under Section 314 (a) of the USA Patriot Act to provide the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number; (iii) all identifying information provided by the account holder; and (iv) the date and type of transaction. The Placement Agent from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Company and the Placement Agent reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

10. Offering Limitations

(a) Selected Dealer will offer Shares only to persons who satisfy the investor suitability standards and minimum investment requirements set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Placement Agent and will only make offers to persons in the jurisdictions in which it is advised in writing by the Company or the Placement Agent that the Shares are qualified for sale or that such qualification or registration is not required in such jurisdiction and that the Shares may be offered and sold in such jurisdiction. Notwithstanding the qualification of the Shares for sale in any respective jurisdiction (or the exemption therefrom), Selected Dealer represents, warrants and covenants that it will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both Selected Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, Selected Dealer will comply with the provisions of the rules and requirements of FINRA, as well as all other applicable rules and regulations relating to suitability of investors.

(b) Selected Dealer agrees that, in recommending the purchase, sale or exchange of Shares to an investor, Selected Dealer, or a person associated with Selected Dealer that makes a recommendation, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning the investor’s age, investment objectives, other investments, financial situation and needs.

11. Customer Complaints. Selected Dealer hereby agrees to promptly provide to the Placement Agent copies of any written or otherwise documented complaints from Selected Dealer’s customers received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Placement Agent or the Selected Dealer), the Shares or the Company.

12. Termination. Selected Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Placement Agent at any time and will resume its offer and sale of Shares hereunder upon a subsequent request of the Company or the Placement Agent. Any party may terminate this Agreement by written notice delivered pursuant to Section 13 below. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

13. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered or emailed (i) if to the Placement Agent, at the office of the Placement Agent at 5200 Town Center Circle, Tower 1, Suite 306, Boca Raton, Florida 33486, Attention: Bruce Jordan, Managing Director – Investment Banking, Email: bjordan@newbridgesecurties.com with a copy (which shall not constitute notice) to: Gusrae Kaplan Nusbuam PLLC, 120 Wall Street, 25th Floor, New York, NY 10005, Attention: Lawrence G. Nusbaum, Esq., Email: LNusbaum@gusraekaplan.com; Fax: (212) 809-5449; or (ii) if to the Selected Dealer, at the office of the Selected Dealer at [                    ], Attention: [                    ], Email: [                    ]. Any such notice shall be effective only upon receipt. Any notice made by facsimile or e-mail shall be subsequently confirmed in writing.

14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Selected Dealer, and their respective successors and legal assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

15. Applicable Law; Arbitration.

(a) This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof.

(b) Any dispute between the parties concerning this Agreement not resolved between the parties will be arbitrated in accordance with the rules and regulations of FINRA and that any such arbitration shall be conducted in the City, County and State of New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such arbitration. In the event of any such arbitration, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

18. Severability. In the event that any court of competent jurisdiction declares any provision of this Agreement invalid, such invalidity shall have no effect on the other provisions hereof; which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

19. Assignment. This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

20. Authorization. Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this Agreement as contemplated herein, and that the individual who has signed this Agreement below on its behalf is a duly authorized officer.

21. Amendments. This Agreement shall only be amended upon written agreement executed by each of the parties hereto; provided, however, that no amendment to this Agreement will be effective to amend any provision of the Placement Agency Agreement.

If the foregoing is in accordance with your understanding, please sign and return to the Placement Agent one of the counterparts hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement between the Placement Agent and the Selected Dealer.

Very truly yours, NEWBRIDGE SECURITIES CORPORATION

By:
Name: Bruce Jordan Title: Managing Director – Investment Banking

Accepted as of the date hereof:

(Print Name of Selected Dealer)

By:
Name: Title: